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September 22, 1997

Mr. Patrick McEvoy
c/o Coleman Safety and Security Products, Inc.
2820 Thatcher Road
Downers Grove, Illinois  60515

Dear Patrick:

     The Coleman Company, Inc. ("Coleman") has determined at this time to seek a buyer for, and to sell (a "Sale"), its interest in Coleman Safety and Security Products, Inc. (the "CSS"), through a sale of CSS' capital stock, all or substantially all of its assets or by other means. You have agreed to assist and to provide support to Coleman in this regard. We greatly appreciate your willingness to take on the additional challenge in assisting in Coleman's efforts along with your ongoing job of continuing to manage the CSS' success.

     In consideration of your agreement to actively assist in bringing about and concluding a Sale and your agreement to remain an active employee of CSS in your current capacity through the conclusion of any such Sale and subject to your performance of these agreements, Coleman will provide you with the following additional benefits:

1.   STAY BONUS
     In order to induce you to continue the successful operations of CSS through the closing of any Sale, Coleman will pay you a special bonus (the "Special Bonus") equal to one years base salary at your current level of salary within 15 days after the date of the closing of a Sale ("Closing Date"). In the event that, within 3 months of the closing date of a Sale, Coleman terminates your employment with Coleman (other than as a result of your acceptance of employment with a Buyer in a
     Sale) such that you are entitled to receive payments pursuant to
     Section 6(c) of your Employment Agreement, dated as of January 1, 1996, as amended, with Coleman (the "Employment Agreement"), then the monthly compensation continuation payments payable pursuant to Section 6(c)(3) of the Employment Agreement shall, for the first year of such payments, be reduced by 1/12 of the Special Bonus.

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2.   STOCK OPTIONS
     In the event that, within 3 months of the closing date of a Sale, Coleman terminates your employment with Coleman or you terminate your employment with Coleman as a result of your acceptance of employment with a Buyer in a Sale, to the extent that you have stock options for the purchase of Common Stock of Coleman ("Coleman Common Stock") the exercise of which has not vested by the date of such termination of your employment, such options will become vested at that time and you will be entitled to exercise those options according to their terms for 90 days beginning with the first calendar day following the date of such termination of your employment; PROVIDED, HOWEVER, that prior to any such exercise you give Coleman three business days prior written notice of any intended exercise and Coleman shall have the option to purchase for cash any or all of those options which your notice indicates you intend to exercise at a price equal to the difference between (i) the closing price for the Coleman Company Stock on the New York Stock Exchange on the intended day of exercise set forth in your notice and (ii) the applicable exercise price. Coleman will notify you no later than 10:30 a.m. New York time on the intended day of exercise whether it will exercise its option and, if it so elects, the closing of its purchase shall be completed within five business days of the intended exercise day.

3.   MISCELLANEOUS
     This agreement will terminate on June 30, 1998 (unless a Sale has previously occurred), provided that in the event you are terminated for cause prior to June 30, 1998, this agreement shall terminate on the date of such termination for cause. This agreement amends the Employment Agreement.

     For purposes of this Agreement, in no event shall a Sale include any transaction with an affiliate (whether a natural person or a legal entity) of Coleman or any transaction which is part of or consistent with the conduct in the ordinary course of Coleman's or CSS' business.

     This agreement is binding upon you and Coleman as well as to our respective legal representatives and successors.

     You shall keep the existence and the contents of this agreement, as well as the fact that Coleman and CSS are contemplating a Sale and the terms of any such Sale confidential and shall not disclose any of such information to any other person. You hereby acknowledge that you are aware that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning an issuer from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     If you are in agreement with contents of this letter, kindly sign the bottom of this letter in the space provided therefor, at which time this letter will become the binding agreement of you and Coleman.

                                        Very truly yours.
                                THE COLEMAN COMPANY, INC.


                                             By: Jerry Levin
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                                                 Jerry Levin
                                                 Chairman


By: Patrick McEvoy
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    Patrick McEvoy